UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 16, 2006


                       BROWNSVILLE COMPANY
     (Exact name of registrant as specified in its charter)

                Commission file number 000-51700


Nevada                                                        N/A
(State or other jurisdiction                     (I.R.S. Employer
of incorporation)                             Identification No.)

70 East Beaver Creek, Unit 30
Richmond Hill, Ontario, Canada                            L4B 3B2
(Address of principal                                  (Zip Code)
executive offices)


Registrant's telephone number, including area code:(905)882-7044

                         Not applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 )

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Item 1.01 Entry into a Material Definitive Agreement.

      On November 16, 2006, Brownsville Company ("Brownsville") entered into an Asset Purchase Agreement (the "Fraser River Agreement") with Fraser River Metals Depot Inc., a private Canadian corporation ("Fraser River"), pursuant to which on the same date Brownsville sold and transferred to Fraser River all of its assets relating to Brownsville's boat launch, parking lot, marina and convenience store located in Maple Ridge, British Columbia, Canada (the "Transferred Business"). The Fraser River Agreement provided that the purchase price for the Transferred
Business was the sum of US$ 2.00 and other valuable consideration, including the termination and cancellation of Brownsville's obligation (the "Obligation") to issue to Fraser River 250,000 shares of Common Stock of Brownsville which were to be issued to Fraser River pursuant to that certain Asset Purchase Agreement dated March 31, 2004 which Obligation is terminated, cancelled and of no further force and effect.

     Pursuant to the Fraser River Agreement, the following assets were sold and transferred to Fraser River: (i) the lease agreement, dated March 31, 2004, between Fraser River, as landlord, and Brownsville, as tenant (the "Fraser River Lease");
(ii) all inventory, furniture, fixtures, equipment, machinery and other tangible personal property at 23227 Dogwood Avenue, Maple Ridge, British Columbia, Canada; (iii) all books of account, general, financial, tax and personnel records, invoices, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto relating to the Transferred Business; and (iv) all rights under all contracts, subcontracts, licenses, sublicenses, agreements, leases, purchase orders, customer orders, commitments and similar binding arrangements of Brownsville relating to the Transferred
Business.   In addition, Fraser River agreed to assume and  shall
pay, perform and discharge all liabilities of Brownsville arising out of or relating to the Transferred Business, including all pre-existing contracts, agreements and purchase orders and loan agreements entered into by Brownsville prior to the date of the Fraser River Agreement.

     There is no material relationship between the Company or its affiliates and Fraser River other than in respect of the Fraser
River Agreement and the Fraser River Lease (which was transferred to Fraser River pursuant to the Fraser River Agreement).

     The Board of Directors of Brownsville determined that it was in the best interests of Borwnsville to discontinue and sell the Transferred Business due to continual losses the business has suffered since its inception and due to the recent change in direction taken by Brownsville resulting from the Option Agreement (the "Trimark Agreement") entered into on October 13, 2006 with Trimark Explorations Ltd. and its wholly-owned subsidiary, Gambaro Resources Limited (together referred to herein as "Trimark"), whereby Trimark granted Brownsville the sole exclusive right and option to acquire up to a 100% undivided right, title and interest in and to the Gambaro Resources Property located in Njombe and Songea districts in the Republic of Tanzania. See Brownsville's Current Report on Form 8-K, dated October 13, 2006 for additional information.

      Brownsville believes that as a result of the Trimark Agreement the sale of the Transferred Business does not represent a disposition of a significant amount of assets (as defined in the Instructions contained in Item 2.01 of Form 8-K) and therefore Brownsville is not required to file pro forma financial information pursuant to Item 9.01 of Form 8-K.

      The foregoing description of the Fraser River Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.


Item 9.01      Financial Statements and Exhibits.

Exhibits:

10.1 Asset Purchase Agreement by and between Brownsville Company and Fraser River Metals Depot Inc.


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                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BROWNSVILLE COMPANY
                                    (Registrant)


Dated: November 16, 2006            By: /s/ Adam  Cegielski
                                    Name:   Adam Cegielski
                                    Title:  President and Chief
                                            Executive Officer